SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                   ----------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 17, 2003

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          Colorado                    333-74846                 84-1573852
----------------------------   ------------------------   ----------------------
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
       Incorporation)                                     Identification Number)


65 Enterprise Road, Suite 420, Aliso Viejo, CA                    92656
----------------------------------------------                  ----------
        (Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code:           (949) 330-6540
                                                          ----------------------


Pacific Intermedia, Inc.
3354 South Flower Street, Suite 61, Lakewood, CO                    80227
-------------------------------------------------------------    ------------
(Former Name or Former Address, If Changed Since Last Report)     (Zip Code)

This amendment to the Registrant's Current Report on Form 8-K amends original
Item 7. and is submitted to file financial statements of its wholly owned subsidiary, Raptor Networks Technology, Inc., acquired by the Registrant on October 17, 2003, and Pro Forma Combined Condensed Consolidated Financial Statements as of September 30, 2003.


Item 1. Change in Control of Registrant.
----------------------------------------

(a) October 17, 2003, the Registrant completed a merger transaction with Raptor Networks Technology, Inc. ("Raptor"), a closely-held California corporation, through acquisition of all of the capital stock of Raptor in exchange for authorized but previously unissued restricted Common Stock of the Registrant. Immediately prior to completion of the acquisition transaction, the Registrant had a total of 4,034,000 shares of its Common Stock issued and outstanding comprised of 1,034,000 registered shares held on October 14, 2003 by approximately 25 stockholders and 3,000,000 shares of restricted stock held by the Registrant's founder and sole officer and director, Ms. Tina Bogani. Ms. Bogani's inside stock represented 74.4% of the Registrant's voting capital stock on October 14, 2003.

As a material aspect of the acquisition transaction, the Registrant re-acquired and cancelled its officer and director's Common Stock as consideration for transfer of its remaining, meager assets to Ms. Bogani, leaving only the Registrant's registered Common Stock, 1,034,000 shares, as all of its issued and outstanding capital stock prior to completion of the Raptor acquisition transaction.

Also, immediately prior to completion of the acquisition transaction, there were a total of 19,161,256 shares of the common stock of Raptor issued and outstanding privately held by approximately 33 stockholders. 52.2% of the Raptor common stock was held in the aggregate on October 15, 2003 by its officers and directors, Messrs. Lyle Pearson, Edwin Hoffman and Ananda Perera.

Pursuant to the terms of the acquisition agreement, all of the issued and outstanding common stock of Raptor was acquired by the Registrant, share-for-share, in exchange for the Registrant's authorized but previously unissued restricted Common Stock. As a result, upon completion of the acquisition, Raptor became a wholly owned subsidiary of the Registrant and the Raptor shareholders became shareholders of the Registrant, holding 94.9% of its issued and outstanding, albeit restricted, capital stock. In the process, control of the Registrant changed from its previously sole officer and director, Ms. Tina Bogani, collectively to the officers of Raptor as a group, Messrs. Pearson, Hoffman and Perera. With completion of the overall transaction, there is now a total of 20,195,256 shares of the Registrant's Common Stock issued and outstanding comprised of 1,034,000 registered shares and 19,161,256 restricted shares.

As further material aspects of the acquisition transaction:

1) Raptor's directors, Messrs. Pearson and Hoffman, were appointed directors of the Registrant pursuant to its By-Laws;

2) Ms. Bogani resigned her position as officer and director of the Registrant; and

3) The Board of Directors, as newly constituted, appointed Raptor's officers all of the officers of the Registrant as follows:

       Name                Age       Position
       ----                ---       --------

       Lyle Pearson        51        President, Chief Executive Officer
       Edwin Hoffman       53        Vice President, Chief Technical Officer
       Ananda Perera       46        Vice President, Engineering
       Bob van Leyen       60        Chief Financial Officer

Lyle Pearson. Mr. Pearson has extensive executive experience in operations,
-------------
marketing and management with companies such as Digital Equipment Corporation
(DEC), Cabletron, Unisys, Burroughs, Novell and BusinessLand Corporation. Mr. Pearson has managed both software and hardware development projects as well as sales and marketing organizations with more than $300 million in annual revenue. Mr. Pearson has a record of accomplishment with startups, launches and turnarounds. At DEC, he was responsible for helping launch the Enterprise Network Products, a new division which saw sales of over $100 million in the Western Region of US in its first year of operation, later acquired by Cabletron Systems, Inc. In the last five years he has held various Senior Executive Management positions for Cabletron Systems, Inc., MTI, NSI Software, Inc. and Business Development Solutions, Inc. Mr. Pearson holds a BA Degree in Marketing/Management and a BS in Electronics from the University of Utah.

Edwin Hoffman. Mr. Hoffman has extensive engineering and sales engineering
--------------
experience with companies such as Reuters, Alcatel, Digital Equipment Corporation (DEC), Cabletron, Marconi, and MTI. He has managed various mixed technology projects with individual project revenues of more than $80 million and total revenues in excess of $100 million annually. Mr. Hoffman has a record of achieving and exceeding all project and revenue targets that have been assigned to him or to groups under his supervision. In the last five years he has held various sales engineering, account management, and executive positions for Cabletron Systems, Inc., MTI and DEC. Mr. Hoffman obtained a diploma and was given an achievement award for computer engineering science at the Control Data Institute in London, England.

Ananda Perera. Mr. Perera has worked in the high-tech industry for more than 28
--------------
years. He has extensive knowledge and a substantial record of accomplishment in his field of Technology. As Senior Technology Architect, Mr. Perera managed systems engineering groups in various technology manufacturing companies, including Amdahl and Fujitsu. He has also gained broad Industry experience working as a consultant for various internet based companies. He has served as Director of Quality and Technology for Viacom. Mr. Perera holds an Engineering degree from the University of Colombo in Sri Lanka as well as other credentials in the area of networking and storage technology.

Bob Van Leyen. Mr. Van Leyen has more than twenty-four years of experience
--------------
working in the hi-tech industry in executive positions in Finance, Operations and General Management. Mr. Van Leyen was employed for twelve years by Mentor Graphics, ten years with Data General Corporation and two years with Wyle Systems. Mr. Van Leyen has managed large financial organizations in Europe, Asia and the United States, where he was responsible for corporate functions such as audits and treasury and field functions supporting Sales, Manufacturing and Service activities. Mr. Van Leyen has successfully participated in managing turn around companies, contributing substantially to the bottom line. He has been in charge of the corporate treasury function for a public company with $400 million of annual revenues and has managed and coordinated an initial public offering of an issuer's securities. Mr. Van Leyen attended the Dutch Institute of Chartered Auditors and holds Dutch degrees equivalent to U.S. Bachelor's and Master's degrees in Business Administration.

With completion of the overall acquisition transaction, the Registrant has terminated its previous commercial operations and, by and through its new subsidiary, has become engaged in commercial operations in the data network switching industry, more particularly in design, production, sales and service of standards based and proprietary, state of the art high speed switching technology applied to sophisticated internetworking systems operating in a large variety of new and existing government and private sector systems.


Item 2. Acquisition or Disposition of Assets.
---------------------------------------------

(a) On October 17, 2003, the Registrant ("Company") completed the merger acquisition transaction initially reported in its Current Report on Form 8-K dated September 9, 2002. The Company acquired all of the issued and outstanding capital stock of Raptor Networks Technology, Inc. ("RNTI") in exchange, share-for-share, for authorized but previously unissued restricted Common Stock of the Registrant. As a result of the merger transaction, RNTI became a wholly owned subsidiary of the Company.

In keeping with the Amended Agreement and Plan of Merger By and Between Pacific Intermedia, Inc. and Raptor Networks Technology, Inc. (the "Agreement"), the Company accepted the resignation of its sole officer and director, following the appointment of the officers and directors of RNTI as the officers and directors of the Registrant, and transferred and conveyed its meager remaining assets to its founder and controlling shareholder, Ms. Tina Bogani, in exchange for Ms. Bogani's tender and surrender of 3,000,000 shares of the Registrant's restricted Common Stock, or approximately 74.4% of the Company's pre-closing issued and outstanding Common Stock.

The Company's new subsidiary, Raptor Networks Technology, Inc. is itself a start-up, development stage company, formed by its officers, Messrs. Lyle Pearson, Edwin Hoffman and Ananda Perera in September, 2002, to design, manufacture and market an innovative, proprietary switching technology to enable and enhance advanced data transmission in internetworking applications in government and private sector data networks. With completion of the acquisition, the Company will continue the business of RNTI by and through RNTI ("Raptor") as its wholly owned subsidiary.

Raptor is in the earliest stage of commercial operations and has realized virtually no revenues to date. It has designed a series of related products it calls the Ether-Raptor line, a modular set of Ethernet switching components based on a common set of proprietary hardware and software modules which can be produced with line cards from base units. In the Company's view, its Ether-Raptor family of products have nearly universal application to users' internetworking requirements and can be utilized anywhere on a network where a switch is required.

Distributed computing and accelerated use of the Internet have driven an exponential expansion in the use of internetworking for over thirty years. Networks in place today were engineered based upon standards and technology optimized for handling a single data type, character data, that was prevalent thirty years ago. Today's sophisticated applications often require multiple data types with speed and bandwidth requirements so high that prevailing network technology is simply not up to the task and upgrade is generally not cost justifiable, thereby slowing the growth and utilization of advanced network applications.

New applications such as video on demand, remote synchronous data storage mirroring, global clustering, business continuance, disaster recovery and distance learning are a few of the network applications types that will generate increased and new revenue streams for any enterprise offering them. But the cost to replace or upgrade existing networks with requisite, efficient high bandwidth infrastructure causes these new applications to be financially prohibitive. Government regulatory requirements are also demanding system replacements and upgrades to be made as well, regardless of financial justification.

Raptor's switch technology provides Gigabit and 10 Gigabit Ethernet communication at wire speed with Layer 2/3/4 Switching/Routing, and excellent bandwidth/priority control. One of the most difficult types of data to handle is Video over Internet Protocol. By optimizing the handling of all data packets on a network treating them as though they were all video data, Raptor enables true wire speed networks and achieves two objectives for the user community. First, it enables voice, video, storage and other sophisticated applications that enterprises will use to establish new revenue streams at a justifiable cost. Secondly, that ability is accomplished by augmenting, rather than replacing, the existing internetworking infrastructure those enterprises now use, leveraging existing capital investment in place by the user, minimizing the additional capital expense required for supporting these new applications and leading to increased user revenue opportunities.

Raptor has produced the first prototypes and has recently applied for nine process, or utility, patents for the Ether-Raptor product series. Software copyrights are complete and the first Raptor product, the Ether-Raptor 1010, is commercially available and is currently being sold in the marketplace. The company expects the Ether-Raptor 1000 and 1800 to be shippable in the beginning of the first quarter of 2004.

Current product orders and previous letters of intent in the company's hands represent substantial near-term prospective revenue. Notwithstanding, for the period commencing with inception in September, 2002 to the present, Raptor has operated at a loss and has realized only negligible revenue. While it is optimistic with regard to prospective business, there can be no assurance that the company will not encounter unforeseen and unanticipated obstacles to near-term profitability. Furthermore, significant additional capital will be required by the company to achieve its initial commercial objectives. There can be no assurance that sufficient additional capital will be available or that it will be available upon terms and conditions acceptable to the Company.

Item 7. Financial Statements and Exhibits.
------------------------------------------

(a)    Financial statements of businesses acquired.

       Financial Statements of Raptor Networks Technology, Inc.

              Report of Independent Public Accountants
              Balance Sheet - September 30, 2003
              Statement of Operations - September 30, 2003
              Statement of Stockholders' Equity - From Inception (07/24/03)
                to September 30, 2003
              Statement of Cash Flows - From Inception (07/24/03) to September
                30, 2003
              Notes to Financial Statements - September 30, 2003

(b)    Pro forma financial information.

              Unaudited Pro Forma Combined Financial Information
              Pro Forma Combined Condensed Consolidated Balance Sheet as of
                September 30, 2003
              Notes to Pro Forma Combined Condensed Consolidated Balance Sheet
                as of September 30, 2003
              Pro Forma Combined Condensed Consolidated Statement of Operations Notes to Pro Forma Combined Condensed Consolidated Statement of
                Operations

(c)    Exhibits.

Exhibit No.   Description
-----------   -----------

   2.1 Agreement and Plan of Merger By and Between Pacific Intermedia, Inc. and Raptor Networks Technology, Inc. dated August 23, 2003 (Incorporated by reference to the Company's Form 8-K dated October 17, 2003)

   2.2 Amendment to Agreement and Plan of Merger By and Between Pacific Intermedia, Inc. and Raptor Networks Technology, Inc. dated October 15, 2003 (Incorporated by reference to the Company's Form 8-K dated October 17, 2003)

  31.1 Certification of Principal Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, promulgated under the Securities Exchange Act of 1934, as amended

  31.2 Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, promulgated under the Securities Exchange Act of 1934, as amended

  32.1        Certification of Principal Executive Officer pursuant to 18 U.S.C.
              Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

  32.2        Certification of Chief Financial Officer pursuant to 18 U.S.C.
              Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

  99.1 Press Release dated October 22, 2003 (Incorporated by reference to the Company's Form 8-K dated October 17, 2003)





        [Rest of Page Intentionally Blank. Signature on Following Page.]

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------



The Board of Directors and Stockholders of
Raptor Networks Technology, Inc.


We have audited the accompanying balance sheet of Raptor Networks Technology, Inc. (a development stage company) as of September 30, 2003, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (July 24, 2003) to September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Raptor Networks Technology, Inc. as of September 30, 2003, and the results of its operations, changes in stockholders' equity and cash flows for the period from inception (July 24, 2003) to September 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $5,974,519 for the period ending September 30, 2003. As discussed in Note 11, these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to this uncertainty.


Denver, Colorado
October 29, 2003
                                                              /s/ Comiskey & Co.
                                                        PROFESSIONAL CORPORATION

                        Raptor Networks Technology, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               September 30, 2003


  ASSETS
  ------

CURRENT ASSETS
  Cash and cash equivalents                                     $    1,224,601
  Inventory                                                             24,480
  Prepaid expenses                                                     236,666
  Note receivable                                                       60,000
  Other current assets                                                   1,643
                                                                ----------------

    Total current assets                                             1,547,390

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION                 33,826

OTHER ASSETS
  Prepaid expenses, less current portion                               104,167
  Deferred tax asset                                                   172,000
  Deposits                                                              21,420
                                                                ----------------

    TOTAL ASSETS                                                $    1,878,803
                                                                ================


  LIABILITIES AND STOCKHOLDERS' EQUITY
  ------------------------------------

CURRENT LIABILITIES
  Accounts payable                                              $       70,073
  Accrued payroll and payroll taxes                                     81,270
  Payable to related party                                               5,732
  Accrued expenses                                                       9,111
                                                                ----------------

    Total current liabilities                                          166,186

STOCKHOLDERS' EQUITY
  Common stock, no par value; 25,000,000 shares
    authorized; 19,161,256 shares issued and outstanding             9,580,628
  Common stock subscribed                                             (200,000)
  Additional paid-in capital - warrants                                144,510
  Stock issued for prepaid services                                 (1,838,002)
  Accumulated deficit                                               (5,974,519)
                                                                ----------------

                                                                     1,712,617
                                                                ----------------


    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $    1,878,803
                                                                ================

                        Raptor Networks Technology, Inc.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS


                                                                  For the
                                                                period from
                                                                 inception
                                                             (July 24, 2003) to
                                                               September 30,
                                                                    2003
                                                              ----------------

REVENUE
  Product sales                                               $            -
  Service fees                                                         5,000
                                                              ----------------

    Total revenue                                                      5,000

EXPENSES
  Consulting                                                         291,087
  Stock for services                                               5,434,548
  Salary expense                                                     155,016
  Selling, general and administrative                                270,868
                                                              ----------------

    Total expenses                                                 6,151,519
                                                              ----------------

    Net loss from operations                                      (6,146,519)

    Income tax benefit                                               172,000
                                                              ----------------

NET LOSS                                                      $   (5,974,519)
                                                              ================

BASIC NET LOSS PER SHARE                                      $        (0.31)
                                                              ================

BASIC WEIGHTED AVERAGE NUMBER OF
    SHARES OUTSTANDING                                            19,161,256
                                                              ================

DILUTED WEIGHTED AVERAGE NUMBER OF
    SHARES OUTSTANDING                                                     -
                                                              ================

                        Raptor Networks Technology, Inc.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                          (A Development Stage Company)
       For the period from inception (July 24, 2003) to September 30, 2003




                                        Common stock
                                 ---------------------------                                                   Total
                                  Number of                                     Deferred     Accumulated    stockholders'
                                    shares         Amount       Subscribed    Compensation     Deficit         equity
                                 ------------   ------------   ------------   ------------   ------------   ------------

Common stock issued for
     services, July through
     September 2003
     $0.50 per share              14,545,100    $ 7,272,550    $         -    $(1,842,169)   $         -    $ 5,430,381

Common stock issued for
     cash, July through
     September 2003                4,216,156      2,108,078              -              -              -      2,108,078
     $0.50 per share

Common stock issued for
     cash, July through
     September 2003
     $0.50 per share                 400,000        200,000       (200,000)             -              -              -

Net loss for the period ended
     September 30, 2003                    -              -              -              -     (5,974,519)    (5,974,519)
                                 ------------   ------------   ------------   ------------   ------------   ------------

Balances, September 30, 2003      19,161,256    $ 9,580,628    $  (200,000)   $(1,842,169)   $(5,974,519)   $ 1,563,940
                                 ============   ============   ============   ============   ============   ============

                        Raptor Networks Technology, Inc.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS


                                                                   For the
                                                                 period from
                                                                  inception
                                                              (July 24, 2003) to
                                                                September 30,
                                                                     2003
                                                              ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                    $     (5,974,519)
  Adjustments to reconcile net loss to net
  cash flows from operating activities:
    Depreciation                                                         1,533
    Deferred income taxes                                             (172,000)
    Common stock issued for service                                  7,272,550
    Common stock issued for prepaid service                         (1,838,002)
    Warrants issued                                                    144,510
    Increase in other current assets                                    (1,643)
    Increase in note receivable                                        (60,000)
    Increase in deposits                                               (21,420)
    Increase in prepaid assets                                        (340,833)
    Increase in inventories                                            (24,480)
    Increase in accounts payable                                        70,073
    Increase payable to related parties                                  5,732
    Increase in other accrued liabilities                                9,111
    Increase in accrued payroll and payroll taxes                       81,270
                                                              ------------------

      Net cash flows from operating activities                        (848,119)

CASH FLOWS FROM INVESTING ACTIVITIES
  Property and  equipment purchases                                    (35,358)
                                                              ------------------

      Net cash flows from investing activities                         (35,358)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                           2,108,078
                                                              ------------------

      Net cash flows from financing activities                       2,108,078
                                                              ------------------


NET INCREASE IN CASH AND CASH EQUIVALENTS                            1,224,601

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                             -
                                                              ------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                    $      1,224,601
                                                              ==================

                        Raptor Networks Technology, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2003


1.   Summary of Significant Accounting Policies
     ------------------------------------------
     Description
     -----------
     Raptor Networks Technology, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of California on July 24, 2003. The principal office of the corporation is 65 Enterprise Road, Suite 420, Aliso Viejo, California 92656.

     The Company is a provider of integrated high speed Ethernet switching which enable new emerging high bandwidth critical applications. The market areas that the Company are targeting include video, storage, IP telephony, and technology refresh. The Company is currently focusing on the markets in Europe and the United States.

     Revenue
     -------
     The Company records revenues when the services are performed or the products are shipped to the customer.

     Cash and Cash Equivalents
     -------------------------
     The Company considers all short-term marketable securities with a maturity of three months or less to be cash equivalents.

     Prepaid Expenses
     ----------------
     Prepaid expenses represent amounts paid in advance for contracts extending past the period end date.

     Inventory
     ---------
     Inventory is recorded at lower of cost (first in, first out) or market. When required, provision is made to reduce excess and obsolete inventory to estimated net realizable value. Inventory at September 30, 2003 consists of raw materials.

     Property and Equipment
     ----------------------
     Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the assets' estimated useful lives, which range from three to seven years.

     Repairs and Maintenance
     -----------------------
     Repairs and maintenance of a routine nature are charged as incurred, while those which extend or improve the life of existing assets are capitalized.

     Impairment or Disposal of Long-Lived Assets
     -------------------------------------------
     The Company reviews its long-lived assets and certain related intangibles for impairment periodically, and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. No assets were considered impaired for the period ended September 30, 2003.

     Deposits
     --------
     Deposits represent amounts paid under the Company's office space lease.

                        Raptor Networks Technology, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2003


1.   Summary of Significant Accounting Policies (continued)
     ------------------------------------------------------
     Use of Estimates
     ----------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Income Taxes
     ------------
     The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted Federal, state, and local income tax rates and laws that are expected to be in effect when the differences reverse.

     Fair Value of Financial Instruments
     -----------------------------------
     Unless otherwise indicated, the fair value of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such instruments.

     Stock-Based Compensation
     ------------------------
     The Financial Accounting Standards Board has issued "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 requires that an entity account for employee stock-based compensation under a fair value base method. However, SFAS 123 also allows an entity to continue to measure compensation cost for employee stock-based compensation using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("Opinion 25"). Entities electing to remain with the accounting under Opinion 25 are required to make pro forma disclosures of net loss and loss per share as if the fair value based method of accounting under SFAS 123 had been applied. The Company continues to account for employee stock-based compensation under Opinion 25. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation:

                                    As Reported          Proforma
                                    -----------          --------

     Net loss                       $5,974,519          $6,004,506
     Basic net loss per share         $0.31               $0.31

     Consideration of Other Comprehensive Income Items
     -------------------------------------------------
     The Financial Accounting Standards Board has issued "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires companies to present comprehensive income (consisting primarily of net income plus other direct equity changes and credits) and its components as part of the basic financial statements. For the period ended September 30, 2003, the Company's financial statements do not contain any changes in equity that are required to be reported separately in comprehensive income.

     Concentration of Risk
     ---------------------
     From time-to-time, the Company maintains cash balances in excess of FDIC insured limits. The amount of such excess at September 30, 2003 was approximately $1,121,000.

     The Company has a limited number of suppliers for its component parts, and its distribution network is limited to a small number of available channels. These concentrations are likely to continue while the Company remains in the development stage, and beyond.

                        Raptor Networks Technology, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2003


1.   Summary of Significant Accounting Policies (continued)
     ------------------------------------------------------
     Loss per Share
     --------------
     Loss per share was computed using the weighted average number of shares of common stock and common stock equivalents outstanding during the period.

     Stock Basis
     -----------
     Shares of common stock issued for other than cash have been assigned amounts equivalent to the fair value of the service or assets received in exchange. Shares for services issued contemporaneously with shares sold for cash are valued at the cash price.

2.   Note Receivable
     ---------------
     Note receivable at September 30, 2003 consists of a $60,000 unsecured loan, related to a joint marketing agreement, due on or before December 31, 2003, bearing interest at 1.5% per month. Accrued interest is due at maturity.

3.   Property and Equipment


     Testing equipment                         $   10,775
     Office equipment                               1,976
     Computer equipment                            22,607
                                               -----------

                                                   35,358
     Less: Accumulated depreciation                (1,532)
                                               -----------

                                               $   33,826
                                               ===========

4.   Stockholders' Equity
     --------------------
     At incorporation, the Company was authorized to issue 18 million shares of common stock. By written consent of the majority of shareholders, the number of authorized shares of common stock was increased to 25 million shares on July 28, 2003.

     As of September 30, 2003, 19,161,256 shares of the Company's no par value common stock were issued and outstanding. Of these, 14,545,100 shares had been issued for services and 4,216,156 shares had been issued at $0.50 per share for total proceeds of $2,108,078 and 400,000 shares had been issued at $0.50 per share yielding stock subscriptions receivable of $200,000.

     A total of 4,245,100 of the shares issued for services were intended as compensation for services to be rendered over periods ranging from eighteen to twenty-four months, beginning in July 2003. The value of the services to be rendered after September 30, 2003 has been deferred and will be charged to operations as the services are rendered.

5.   Stock Options and Warrants
     --------------------------
     The Company has no formal stock option plan but has granted options to employees. All options were granted in September 2003 with an exercise price of $1.50 per share and vest one-third annually over three years. The Company has also issued warrants to consultants exercisable at $0.01 through September 1, 2006.

                        Raptor Networks Technology, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2003


5.   Stock Options and Warrants (continued)
     --------------------------------------
     The options and warrants are summarized as follows:

                                                            Weighted
                                                            Average
                                                            Exercise
                                              Shares         Price
                                            ----------     ----------
     Outstanding at July 24, 2003                -         $       -
     Granted                                  920,000           1.01
     Cancelled                                   -                 -
     Exercised                                   -                 -
                                            ----------     ----------

     Outstanding at September 30, 2003        920,000      $    1.01
                                            ==========     ==========

     The  following  table  summarizes  options  and  warrants   outstanding  at
     September 30, 2003:

              Outstanding
     Range       Number      Wtd. Ave. Life    Wtd. Ave. Price   Exercisable
     -----       ------      --------------    ---------------   -----------

     $0.01      300,000          2.92              $0.01           300,000
     $1.50      620,000          3.00              $1.50                 -

     As permitted by SFAS 123, the Company has elected to account for stock-based compensation using the intrinsic value method. Accordingly, no compensation cost has been recognized for stock options granted at or above market value. Had the fair value method of accounting been applied to all of the Company's stock option grants, which requires recognition of compensation cost ratably over the vesting period of the underlying equity instruments, the net loss would have been increased by $29,987 or $0.0 per share for the period ended September 30, 2003. This pro forma impact is likely to increase in future years as additional options are granted and amortized ratably over the vesting period. The average fair value of options granted during the period ended September 30, 2003 was $0.1451. The fair value was estimated using the Black-Scholes option-pricing model based on the following weighted average assumptions: risk free interest rate of 6.0% and 79.53% volatility, no assumed dividends, and an expected life of three years.

6.   Leases
     ------
     The Company leases for its own use office space under a non-cancelable operating lease expiring July 31, 2004. Future minimum lease payments on this non-cancelable operating lease are $161,500 for the year ended September 30, 2004.

     Rent expense for the period ended September 30, 2003 was $29,463.

                        Raptor Networks Technology, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2003


7.   Income Taxes
     ------------
     The Company computes and records taxes payable based upon determination of taxable income which is different from pre-tax financial statement income. Such differences arise from the reporting of financial statement amounts in different periods for tax purposes. The timing differences are a result of different accounting methods being used for financial and tax reporting.

     The components of income tax benefit are:

        Increase in deferred tax                     $   172,000
                                                     ============

     The net tax benefit for the period ended September 30, 2003 results from net operating loss carryforwards available.

     The Company's total deferred tax assets and deferred tax liabilities at September 30, 2003 are as follows:

        Deferred tax assets
           Deferred compensation costs               $ 1,687,000
           Non-benefited tax losses and credits          172,000
                                                     ------------

              Total deferred tax assets                1,859,000
                                                     ------------

           Valuation allowance                        (1,687,000)
                                                     ------------

              Net deferred tax assets                $   172,000
                                                     ============

     A valuation allowance has been established against the realization of the deferred tax assets as there is uncertainty as to the exercise of options issued for services which will result in a taxable deduction for the Company.

     The Company has federal and state net operating loss carryforwards of approximately $555,000 expiring in 2023.

     The difference between statutorily calculated tax benefit and the actual benefit is due to non-deductible meals and entertainment and deferred compensation related to stock for services.

9.   Related Party Transactions
     --------------------------
     The Company has a consulting agreement with a shareholder who owns, directly or indirectly, 17.73% of the Company's common stock. The consulting agreement is for a two-year period beginning July 1, 2003 and included payment of $180,000 and issuance of 3,136,100 shares of common stock valued at $1,568,050.

10.  Subsequent Events
     -----------------
     Subsequent to year end, the Company was acquired by Pacific InterMedia, Inc. in a share-for-share exchange. The Company will be treated as the accounting acquirer.

     Subsequent to year end, the Company applied for nine patents.

     Subsequent to year end, the Company awarded an additional 595,000 options to employees.

                        Raptor Networks Technology, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2003


11.  Going Concern
     -------------
     The Company is in the development stage, has suffered losses from operations, and does not yet have a marketable product nor sales commitments. In order for the Company to sustain operations and execute its business plan, additional capital will need to be raised to support operations until the Company can begin selling its products. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

     The Company plans to utilize funds raised in a private placement, which at the balance sheet date totaled $1,224,601. Additional funds sufficient to implement the Company's business plan may be generated by operations or through additional sales of stock. In the event that sufficient funding cannot be obtained through these sources, the Company may need to defer expenses and curtail its current business strategy.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

As used in this report, "Raptor" refers to Raptor Networks Technology, Inc. and "Pacific" refers to Pacific InterMedia, Inc. On October 17, 2003 Pacific completed a merger transaction with Raptor through the acquisition of 100% of the Raptor stock in exchange for 19,161,256 Pacific shares, with the ultimate goal that Raptor will be merged into Pacific (the "Transaction"). After the Transaction, the surviving company name will be Raptor Networks Technology, Inc.

Set forth below are the unaudited pro forma combined balance sheet of Raptor as of September 30, 2003 and Pacific as of August 31, 2003, assuming the Transaction occurred on September 30, 2003 (with respect to Raptor) and August 31, 2003 (with respect to Pacific), and the unaudited pro forma combined statements of operations of Raptor for the initial period ended September 30, 2003 and of Pacific for the year ended August 31, 2003, assuming the Transaction occurred at the beginning of the respective periods. The pro forma statements of operations do not reflect transaction costs that will be expensed in connection with the Transaction.

The unaudited pro forma combined financial information is presented for informational purposes only and does not purport to represent the financial condition of Raptor had the transaction occurred on September 30, 2003 or the results of operations of Raptor for the year ended September 30, 2003 had the Transaction occurred at the beginning of such period, or to project the results for any future date or period.

             PROFORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2003



                                                                                                  Adjustments
                                                                                                    For the
                                                            Pacific as of       Raptor as of         Merger           Pro Forma
                                                           August 31, 2003   September 30, 2003   Transaction           Combined
                                                           ----------------  ------------------  --------------     ----------------

  ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                $        8,712    $      1,224,601    $           -      $    1,233,313
  Inventory                                                             -              24,480                -              24,480
  Accounts receivable                                               9,738                   -           (9,738)(1)               -
  Prepaid expenses                                                      -             236,666                -             236,666
  Note receivable                                                       -              60,000                -              60,000
  Loan receivable - related party                                  10,200                   -          (10,200)(1)               -
  Other current assets                                                  -               1,643                -               1,643
                                                           ----------------  ------------------  --------------     ----------------

    Total current assets                                           28,650           1,547,390          (19,938)          1,556,102
                                                                                                             -
PROPERTY AND EQUIPMENT, NET                                         6,170              33,826           (6,170)(1)          33,826
                                                                                                             -
OTHER ASSETS                                                                                                 -
  Prepaid expenses, less current portion                                -             104,167                -             104,167
  Deferred tax asset                                                5,000             172,000           (5,000)(1)         172,000
  Deposits                                                              -              21,420                -              21,420
                                                           ----------------  ------------------  --------------     ----------------

    TOTAL ASSETS                                           $       39,820    $      1,878,803    $    (31,108)      $    1,887,515
                                                           ================  ==================  ==============     ================


  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                         $        5,891    $         70,073    $      (5,891)(1)  $       70,073
  Customer deposits                                                 1,053                   -           (1,053)(1)               -
  Accrued payroll and payroll taxes                                     -              81,270                -              81,270
  Payable to related party                                              -               5,732                -               5,732
  Accrued expenses                                                      -               9,111                -               9,111
                                                           ----------------  ------------------  --------------     ----------------

    Total current liabilities                                       6,944             166,186           (6,944)            166,186

STOCKHOLDERS' EQUITY
  Preferred stock, no par value; 5,000,000 shares
    authorized                                                          -                   -                -                   -
  Common stock, $0.001 par value; 50,000,000 shares
    authorized; 20,195,256 shares issued and outstanding            4,034           9,580,628       (9,564,467)(2)          20,195
  Common stock subscribed                                               -            (200,000)               -            (200,000)
  Additional paid-in capital                                       53,816             144,510        9,540,303 (2)       9,738,629
  Stock issued for prepaid services                                     -          (1,838,002)               -          (1,838,002)
  Accumulated deficit                                             (24,974)         (5,974,519)               -          (5,999,493)
                                                           ----------------  ------------------  --------------     ----------------

                                                                   32,876           1,712,617          (24,164)          1,721,329
                                                           ----------------  ------------------  --------------     ----------------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $       39,820    $      1,878,803    $     (31,108)     $    1,887,515
                                                           ================  ==================  ==============     ================

        NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2003

(1) This adjustment reflects the elimination of Pacific assets and liabilities that were transferred to Pacific's founding shareholder prior to the Transaction.

(2) This adjustment reflects the redemption by Pacific of 3,000,000 shares of common stock from its founding shareholder and the issuance of 19,161,256 shares to acquire Raptor.

                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS




                                                                  Raptor
                                             Pacific          Initial period       Adjustments
                                            Year ended      (July 24, 2003) to       For the
                                            August 31,        September 30,           Merger            Pro Forma
                                               2003                2003            Transaction           Combined
                                         ----------------    ----------------    ----------------    ----------------

REVENUE
  Product sales                          $       44,093      $            -      $            -      $       44,093
  Service fees                                        -               5,000                   -               5,000
                                         ----------------    ----------------    ----------------    ----------------

    Total revenue                                44,093               5,000                   -              49,093

  Cost of goods sold                             36,324                   -                   -              36,324

    Gross profit                                  7,769               5,000                   -              12,769

EXPENSES
  Consulting                                          -             291,087                   -             291,087
  Stock for services                                  -           5,434,548                   -           5,434,548
  Salary expense                                      -             155,016                   -             155,016
  Selling, general and administrative            24,871             270,868                   -             295,739
                                         ----------------    ----------------    ----------------    ----------------

    Total expenses                               24,871           6,151,519                   -           6,176,390
                                         ----------------    ----------------    ----------------    ----------------

    Net loss from operations                    (17,102)         (6,146,519)                  -          (6,163,621)

    Income tax benefit                            3,000             172,000                   -             175,000
                                         ----------------    ----------------    ----------------    ----------------

NET LOSS                                 $      (14,102)     $   (5,974,519)     $            -      $   (5,988,621)
                                         ================    ================    ================    ================

BASIC NET LOSS PER SHARE                 $        (0.00)     $        (0.31)     $            -      $        (0.30)
                                         ================    ================    ================    ================

BASIC WEIGHTED AVERAGE NUMBER OF
    SHARES OUTSTANDING                        4,034,000          19,161,256          (3,000,000)(1)      20,195,256
                                         ================    ================    ================    ================

                      NOTES TO PRO FORMA COMBINED CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS

(1) This adjustment reflects the redemption of Pacific stock in the merger. For purposes of earnings per share, the transaction shares are considered outstanding since the beginning of the period.

                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PACIFIC INTERMEDIA, INC.



Date:   December 12, 2003             By:  /s/ Lyle Pearson
                                           -------------------------------------
                                           Lyle Pearson
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------


   2.1 Agreement and Plan of Merger By and Between Pacific Intermedia, Inc. and Raptor Networks Technology, Inc. dated August 23, 2003 (Incorporated by reference to the Company's Form 8-K dated October 17, 2003)

   2.2 Amendment to Agreement and Plan of Merger By and Between Pacific Intermedia, Inc. and Raptor Networks Technology, Inc. dated October 15, 2003 (Incorporated by reference to the Company's Form 8-K dated October 17, 2003)

  31.1 Certification of Principal Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, promulgated under the Securities Exchange Act of 1934, as amended

  31.2 Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, promulgated under the Securities Exchange Act of 1934, as amended

  32.1        Certification of Principal Executive Officer pursuant to 18 U.S.C.
              Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

  32.2        Certification of Chief Financial Officer pursuant to 18 U.S.C.
              Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

  99.1 Press Release dated October 22, 2003 (Incorporated by reference to the Company's Form 8-K dated October 17, 2003)